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                                                                EXHIBIT 10.4(e)








                                CLARCOR INC.

                           EXECUTIVE BENEFIT TRUST

                       Dated as of  December 22, 1997









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                                  CLARCOR INC.

                            EXECUTIVE BENEFIT TRUST

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE I - TRUST, TRUSTEE AND TRUST FUND . . . . . . . . . .  2

           Section 1.1. Trust . . . . . . . . . . . . . . . .  2
           Section 1.2. Trustee . . . . . . . . . . . . . . .  2
           Section 1.3. Trust Fund. . . . . . . . . . . . . .  3
           Section 1.4. Irrevocability of Trust . . . . . . .  3
           Section 1.5. Delivery of Funds . . . . . . . . . .  3

ARTICLE II - THE PLANS. . . . . . . . . . . . . . . . . . . .  5

ARTICLE III - AUTHORIZED COMPANY REPRESENTATIVES. . . . . . .  6

ARTICLE IV - CHANGE IN CONTROL. . . . . . . . . . . . . . . .  6

           Section 4.1. Definition of Change in Control . . .  6
           Section 4.2. Definition of Potential Change
                           of Control . . . . . . . . . . . .  9
           Section 4.3. Notification of the Company . . . . .  9

ARTICLE V - RETURNS AND DISTRIBUTIONS FROM THE FUND . . . . . 10

           Section 5.1. Return of Trust Assets to the
                           Company. . . . . . . . . . . . . . 10
           Section 5.2. Distributions to Beneficiaries  . . . 14
           Section 5.3. Non-Duplication of Benefits . . . . . 15
           Section 5.4. Withholding of Taxes. . . . . . . . . 16
           Section 5.5. Interests Nonassignable . . . . . . . 16

ARTICLE VI - INVESTMENT OF FUND . . . . . . . . . . . . . . . 17

ARTICLE VII - POWERS AND RIGHTS OF TRUSTEE. . . . . . . . . . 19

           Section 7.1. Trustee's Powers. . . . . . . . . . . 19
           Section 7.2. Advice of Counsel . . . . . . . . . . 20
           Section 7.3. Indemnification of Trustee. . . . . . 20
           Section 7.4. Compensation and Expenses . . . . . . 21

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ARTICLE VIII - ACCOUNTS AND REPORTS OF THE TRUSTEE. . . . . . 21

           Section 8.l. Records and Accounts of the
                           Trustee. . . . . . . . . . . . . . 2l
           Section 8.2. Cash Basis of Accounts. . . . . . . . 22
           Section 8.3. Fiscal Year . . . . . . . . . . . . . 22
           Section 8.4. Annual Report . . . . . . . . . . . . 22
           Section 8.5. Approval of Reports . . . . . . . . . 22

ARTICLE IX - REMOVAL, RESIGNATION AND SUCCESSION OF
               THE TRUSTEE. . . . . . . . . . . . . . . . . . 24

           Section 9.l. Removal . . . . . . . . . . . . . . . 24
           Section 9.2. Resignation . . . . . . . . . . . . . 24
           Section 9.3. Appointment, Qualifications and
                           Powers of Successor Trustee. . . . 24
           Section 9.4. Changes in Organization of
                           Corporate Trustee. . . . . . . . . 25

ARTICLE X - AMENDMENT OR TERMINATION. . . . . . . . . . . . . 26

           Section l0.l. Authority to Amend or Terminate. . . 26
           Section 10.2. Method of Making Amendment . . . . . 26
           Section 10.3. Termination of Trust . . . . . . . . 27

ARTICLE XI - MISCELLANEOUS. . . . . . . . . . . . . . . . . . 27

           Section ll.l. Protection of Persons Dealing
                           with Trustee . . . . . . . . . . . 27
           Section ll.2. Tax Status of Trust. . . . . . . . . 27
           Section ll.3. No Interest in Company Given
                           by Trust.  . . . . . . . . . . . . 28
           Section ll.4. Gender and Plurals.  . . . . . . . . 28
           Section ll.5. Governing Law. . . . . . . . . . . . 28

ARTICLE XII - EXECUTION . . . . . . . . . . . . . . . . . . . 28



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                                CLARCOR INC.
                           EXECUTIVE BENEFIT TRUST


          This TRUST AGREEMENT dated as of December 22, 1997 (this "Agreement") is made between CLARCOR Inc., a Delaware corporation (the "Company"), and AMCORE Investment Group, N.A., as Trustee (the "Trustee").

     WHEREAS, the Company is or may hereafter become obligated under certain plans or agreements identified herein, and any other plan or agreement as the Company may from time to time designate in writing to the Trustee, to make payments to certain of its officers, directors and key employees, or the beneficiaries thereof (such officers, directors, key employees and beneficiaries being hereinafter called the "Beneficiaries");

     WHEREAS, the Company's obligations under such plans or agreements are not funded or otherwise secured; and

     WHEREAS, for purposes of assuring that payment of such Company obligations will not improperly be withheld in the event of a Change of Control (as hereinafter defined), the Company desires to deposit with the Trustee, subject only to the claims of the Company's existing or future creditors, assets sufficient

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to enable the Trustee to make such payments as they may become due and payable;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         TRUST, TRUSTEE AND TRUST FUND

     Section 1.1. Trust. This Agreement and the trust evidenced hereby, as amended and supplemented from time to time, shall be known collectively as the CLARCOR Inc. Executive Benefit Trust (the "Trust").

     Section 1.2. Trustee. AMCORE Investment Group, N.A. is hereby designated as the Trustee of the Trust, to receive, hold, invest, administer and distribute the Fund (as hereinafter defined) in accordance with the provisions of this Agreement for the exclusive purpose of providing benefits to the Beneficiaries under the plans or agreements identified in Article II (the

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"Plans") and paying the reasonable expenses of administering such Plans.


     Section 1.3. Trust Fund. All cash and marketable securities delivered by the Company to the Trustee hereunder, together with all other assets held in the Trust by the Trustee, are hereinafter called the "Fund." Except as herein otherwise provided, title to the Fund shall at all times be vested in the Trustee, subject to the right of the Trustee to hold title to particular assets in bearer form or in the name of a nominee or nominees, and the interest of the Beneficiaries in the assets of the Fund shall be limited to the right to have such assets received, held, invested, administered and distributed by the Trustee in accordance with the provisions of the Trust.

     Section 1.4. Irrevocability of Trust. The Trust shall not be subject to revocation, amendment or modification except as provided in Section 10.1.

     Section 1.5. Delivery of Funds. (a) Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Trustee the sum of $1,000.00 in cash, to be held in the Fund. The Company, in its sole discretion, may at any time, or from time to time, deliver additional amounts of cash or property to the Trustee to be held in the Fund. Neither


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the Trustee nor any Beneficiary shall have any right to compel the delivery of such additional amounts.

     (b) Not later than the fifth business day after the occurrence of a Change in Control or a Potential Change in Control (as hereinafter defined in Article
IV), the Company shall deliver to the Trustee, to be held in the Fund, cash or marketable securities having a fair market value (or any combination thereof) equal to 125% or the sum of (i) the amount of the Company's obligations to the Beneficiaries under the Plans and (ii) such additional amount as is reasonably estimated to be necessary to pay the expenses and other costs of maintaining the Trust (collectively the "Required Funding Amount").

     (c) At the end of the six calendar month period beginning on the first day of the calendar month commencing immediately after the date of a Potential Change in Control or Change in Control, and at the end of each six calendar months thereafter, the Company shall, unless the Fund shall theretofore have been paid to the Company pursuant to Section 5.1(a), recalculate the Required Funding Amount as of the end of the calendar month immediately preceding such first-specified month-end as though such Potential Change in Control or Change in Control were then occurring. If the Required Funding Amount, as so recalculated, shall exceed the fair market value of the Fund,


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the Company shall promptly notify the Trustee and the Company shall promptly
(and in no event later than seven days from the date of such notification) deliver to the Trustee cash or marketable securities having a fair market value (or any combination thereof) equal to such excess.

                                 ARTICLE II

                                  THE PLANS

     Benefits payable pursuant to the CLARCOR Inc. 1994 Incentive Plan, the CLARCOR Inc. 1994 Supplemental Retirement Plan, and the individual employment agreements listed on Exhibit I hereto, and any other plan or agreement, including any individual employment agreement, as the Company may, from time to time designate in writing to the Trustee, as each may be amended or supplemented from time to time (collectively the "Plans"), copies of which are attached hereto, shall be payable from the Trust.

     The Company shall provide to the Trustee any and all amendments, supplements or other documentation with regard to the Plans, including any successor plan, and copies of any additional plans or agreements which the Company designates in writing to the Trustee as providing benefits payable from the Trust. The

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Company further agrees to provide to the Trustee any and all pertinent information regarding the Obligations of the Trustee to the Beneficiaries hereunder. The Trustee's duties and responsibilities shall be defined by this Trust Agreement without any reference to any Plan or other agreement.

                                 ARTICLE III

                     AUTHORIZED COMPANY REPRESENTATIVES

     The Company shall furnish the Trustee the name and specimen signature of each person upon whose certification of any calculation, decision or direction of the Company the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no such change.


                                 ARTICLE IV
                              CHANGE IN CONTROL

     Section 4.l. Definition of Change in Control. For the purpose of this Agreement, a "Change of Control" of the Company shall mean:

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     (a) The acquisition (other than from the Company) by any person, entity or
"group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change of Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding common stock and then outstanding voting securities, as the case may be; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to


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constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority or the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose Initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors or the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the recognized, merged or consolidated corporation's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

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     Section 4.2. Definition of Potential Change of Control. For the purposes of this Agreement, a "Potential Change of Control" of the Company shall mean the occurrence or existence of any action, event or condition, including any public announcement of an intention to commence a tender or exchange offer or an election contest, the consummation or continuation of which would result in a Change of Control of the Company, which the Board of Directors of the Company shall, by resolution adopted by a majority of the non-officer directors then in office, determine to constitute a Potential Change of Control.

     Section 4.3. Notification by Company. The Company shall notify the Trustee of the occurrence of a Potential Change of Control and the Company shall notify the Trustee of the occurrence of a Change of Control, and the Trustee may rely on such notice or any other actual notice, satisfactory to the Trustee, of such a change or potential Change of Control which the Trustee may receive. The Trustee shall have no obligation to make an independent determination as to the occurrence of a Potential Change of Control or Change of Control.

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                                  ARTICLE V

                   RETURNS AND DISTRIBUTIONS FROM THE FUND



     Section 5.1. Return of Trust Assets to the Company. (a) If a Potential Change in Control shall have occurred but a Change in Control shall not have occurred by the end of the twelfth calendar month period beginning on the first day of the calendar month commencing immediately after the date of such Potential Change in Control, the Trustee shall deliver the Fund to the Company as soon as practicable thereafter; provided, however, that if, within such period, one or more subsequent Potential Changes in Control shall have occurred, no such delivery shall be made until the end of the twelfth calendar month period beginning on the first day of the calendar month commencing immediately after the date the latest Potential Change in Control shall have occurred. The Company shall notify the Trustee in writing of the occurrence of a Potential Change in Control or a Change in Control. The Trustee may rely on such notice or on any other notice or knowledge, satisfactory to the Trustee, as to whether a Potential Change in Control or a Change in Control shall have occurred. The Trustee also may from time to time request that the Company confirm or deny in writing to the Trustee that a Potential Change in Control or Change in Control shall have occurred, to which the Company shall respond in writing within 30 business days after its receipt. The


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Company's failure to respond within 30 business days after such request is delivered to the Company shall be deemed to constitute confirmation of the occurrence of a Potential Change in Control or a Change in Control, as the case may be.

     (b) The Trust is intended to constitute a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and, except as hereinafter provided, all interest and other income earned on the investment of the Fund shall be the property of the Company and shall not constitute a part of the Fund. Such interest and other income earned in any calendar year shall be paid over by the Trustee to the Company as promptly as practicable after each recalculation of the Required Funding Amount pursuant to Section l.5(c); provided, however, that such interest and other income shall be distributed to the Company at least annually; and provided further that such interest and other income shall not be distributed to the Company to the extent that any Required Funding Amount is then owing to the Trustee.

     Any loss or expense (including any expense of the Trustee) incurred by the Trustee in investing the Fund shall be for the account of the Company, and the Company shall promptly upon written notice from the Trustee, reimburse the Fund for any

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such loss or expense, except to the extent, if any, that any such loss or expense constitutes, in the case of an expense, a payment to a Beneficiary pursuant to a Payment Schedule (as hereinafter defined) or has been applied to reduce an amount payable to the Company pursuant to Section 1.5(b) or 1.5(c).

     (c) If the Company shall become insolvent, the Trustee shall immediately cease distributions from the Fund pursuant to Section 5.2 and shall hold the Fund for the benefit of the Company's general creditors. For purposes of the Trust, the Company shall be deemed to be insolvent if:

     (i) the Company shall (A) be generally not paying its debts as they become due, (B) file, or consent by answer or otherwise to the filing against it of, or fail to controvert in a timely manner, a petition for relief, reorganization or arrangement under, or any other petition in bankruptcy or for liquidation under, or to take advantage of, any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (E) be adjudicated insolvent or be liquidated in any insolvency proceeding or (F) take corporate action for the purpose of any of the foregoing; or

     (ii) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company; or if any petition for any such relief


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   shall be filed against the Company and such petition shall not be dismissed within 30 days.

The Trustee shall, if ordered by a court of competent jurisdiction, distribute the assets of the Trust as such court may direct to pay the claims of creditors without regard to the amount of other assets of the Company available to pay such claims.

     The Company shall notify the Trustee immediately after the occurrence of any event of insolvency, as specified in the preceding paragraph. If the Trustee shall receive any written allegation (other than from the Company) that the Company is insolvent, it shall immediately suspend distributions from the Fund pursuant to Section 5.2 and shall, within five days of the receipt of such allegation, request a written confirmation or denial by the Company, under oath, of such allegation. The Trustee shall not resume such distributions if the Company is insolvent, but the Trustee shall resume such distributions if the Company confirms that it is not insolvent. In the absence of such notification or allegation, the Trustee shall be entitled, but shall not be required, to make its own determination as to whether the Company has become insolvent based on information available to it, but the Trustee shall not be under any duty to make any investigation as to the insolvency or financial status of the Company.

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     If at any time the Company shall satisfy the Trustee that all benefits under the Plans shall have been paid or otherwise duly provided for, the Trustee shall return the Fund to the Company.

     Section 5.2. Distributions to Beneficiaries. (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Beneficiary, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes as described in Section 5.4.

     (b) The entitlement of a Beneficiary to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

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     (c) The Company may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plans. The Company notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Beneficiaries. In addition, if the principal of the Trust, and any earnings thereof, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     Section 5.3. Non-Duplication of Benefits. Neither the creation of the Trust nor the transfer of cash or marketable securities by the Company to the Trustee shall to any extent release the Company from its obligation to pay or cause to be paid all benefits to which any person is entitled under the Plans, except any payment of benefits by the Trustee to any person shall be deemed to constitute payment by the Company and shall satisfy the obligation of the Company to pay the benefits so paid by the Trustee. The Trustee and the Company shall each advise the other in writing of the payment of any benefits paid pursuant to any Benefit Plan to the end that there shall be no duplicate payment.

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     Section 5.4. Withholding of Taxes. The Trustee shall upon written direction from the Company withhold from any distribution which it is required to make hereunder such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable with respect to such distribution. The Trustee shall forward any withheld amounts to the Company, and the Company shall be responsible for (i) paying to the appropriate taxing authority all income and employment taxes so withheld; (ii) furnishing to each person receiving a distribution from the Trust appropriate tax information respecting such distribution and withholding (if any); and (iii) preparing and filing all information reports or returns required to be filed. Upon discharge or settlement of such tax liability the Trustee shall distribute the balance of such sum, if any, to the distributee from whose distribution it was withheld, or if such distributee is then deceased, to such other person as the Company shall direct. Prior to making any distribution hereunder the Trustee may require such releases or other documents from any taxing authority, or may require such indemnity and surety bond, as the Trustee shall reasonably deem necessary for its protection.

     Section 5.5. Interests Nonassignable. No right or interest of any Beneficiary or distributee to receive distributions from the Trust shall be assignable or transferable

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in whole or in part, either directly, by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency; and no right or interest of any Beneficiary or distributee to receive distributions from the Trust shall be liable for, or subject to, any obligation or liability of such Beneficiary or distributee, including claims for alimony or the support of any spouse.

                                  ARTICLE VI

                              INVESTMENT OF FUND

     Contributions by the Company to the Trust may be in the form of cash, marketable securities, life insurance policies, or other property acceptable to the Trustee. Assets transferred to the Trust by the Company in the form of life insurance policies or other property may be held by the Trustee in kind, or, if the Company determines that funds are needed to make payments hereunder, may be sold by the Trustee. The Trustee is expressly empowered to borrow (as directed by the Company) against the cash surrender value of any life insurance policy for the purpose of paying premiums on life insurance policies or for the payment of benefits, whether or not such premiums or benefit payments are

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


for the benefit of the individual insured by such policy. Cash paid to the Trustee shall be invested in the following:

     (i) any open market commercial paper maturing within 270 days after the issuance thereof which, on the date of acquisition, has a rating of "A-2" or better by Standard & Poor's Corporation, "P-2" or better by Moody's Investors Services, Inc. or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

     (ii) any marketable direct obligations of the United States of America or marketable obligations of any agency or instrumentality thereof which is fully guaranteed by the United States of America, in any case maturing within 12 months after the date of acquisition thereof; and

     (iii) any certificates of deposit maturing within 12 months after the date of issuance thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof, including the Trustee's banking department, the deposits or long term debt of which is rated "A" or better by Standard & Poor's Corporation or Moody's Investor Services, Inc.
  and which has capital, surplus and undivided profits aggregating at least $50,000,000;

     (iv) If investments in either one or a combination of (i), (ii) and (iii) above do not offer the short term liquidity necessary to meet the cash requirements of the Trust, then the Trustee in accordance with guidelines approved by the Company may invest in short-term money market mutual funds managed by AMCORE Financial Inc. or any of its affiliates or subsidiaries, and provided, further, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee believes necessary to make payments or to reimburse expenses under the terms of this Trust.


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



The Trustee shall not be liable as a result of its retaining any investment, nor for any loss to or diminution of the Trust assets resulting from any such action.

                                   ARTICLE VII

                         POWERS AND RIGHTS OF TRUSTEE

     Section 7.1. Trustee's Powers. The Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Agreement or by law:

     (i) to retain any marketable securities transferred to the Trustee, irrespective of the extent of diversification or any law or rule of court concerning trust investments, or to sell any such securities;

     (ii) to cause any assets to be held or registered in the Trustee's name individually, in the name of a nominee or in such other form as the Trustee deems best, in each case without disclosing the Trust relationship and without retaining possession and control of the assets so held or registered;

     (iii) to vote in person or by general or limited proxy, or refrain from voting, any securities for any purpose in the event that such securities shall be entitled to vote with respect to any matter; to exercise or sell any conversion rights; to consent to and join in or oppose any reorganization, consolidation, merger, recapitalization, spin-off, combination or any other change in the corporate structure of the issuer of any securities held by the Trustee or any exchange of such securities for other securities or cash, and in connection therewith to deposit and accept and hold other securities or cash received therefor;

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


     (iv) to employ agents, attorneys, accountants, actuaries, brokers, custodians and proxies and to delegate to them such powers as the Trustee deems advisable;

     (v) to contest, prosecute, compromise or abandon claims or other charges in favor of or against the Trust, and the Company shall indemnify the Trustee against all expenses and liabilities sustained or anticipated by it by reason thereof;

     (vi) to perform other acts necessary or appropriate for the proper administration of the Trust, execute and deliver necessary instruments and give full receipts and discharges; and

     (vii) to interpret the terms and provisions of the Trust, to establish and revise rules and regulations relating to the Trust and to make any other determinations that it believes are necessary or advisable for the administration of the Trust.

     Section 7.2. Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for the Company, independent actuaries, who may be regularly retained by the Company, independent public accountants who may be regularly retained by the Company, or other experts in respect of any of its rights, powers, duties or obligations hereunder.

     Section 7.3. Indemnification of Trustee. The Trustee shall be indemnified and held harmless by the Company from and against any and all liability to which the Trustee shall be subjected by reason of carrying out its duties and obligations under the Trust, including all expenses reasonably incurred in its defense if the Company shall fail to provide such defense,

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

other than any liability arising out of the Trustee's negligence or willful misconduct. The Trustee shall be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Agreement.

     Section 7.4. Compensation and Expenses. The Trustee shall be entitled to such reasonable compensation as may be agreed upon from time to time by the Company and the Trustee. The Trustee is authorized and directed to pay from the Fund all costs and expenses incurred in administering the Fund, including the compensation, fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses to the extent such expenses are not paid by the Company.

                                  ARTICLE VIII

                     ACCOUNTS AND REPORTS OF THE TRUSTEE

     Section 8.1. Records and Accounts of the Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust and make them available at all reasonable times for inspection or audit by any person designated by the Company. At the direction of the Company, the Trustee shall submit to the independent accountants for the Company and to others designated by the Company such valuations, reports or other information as any of them may reasonably require.

     Section 8.2. Cash Basis of Accounts. All accounts of the Trustee shall be kept on a cash basis.

     Section 8.3. Fiscal Year. The fiscal year of the Trust shall be the same as the fiscal year of the Company; and if the Company shall notify the Trustee that the Company has changed its fiscal year, the Trustee shall take the necessary steps to change the fiscal year of the Trust to correspond therewith.

     Section 8.4. Annual Report. As soon as practicable after the end of each fiscal year of the Trust and after the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Company a written report setting forth all transactions with respect to the Fund during such fiscal year or during the period from the end of the last fiscal year to the date of such removal or resignation and listing the assets of the Fund and the market values thereof as of the last business day of the period covered by such report.

     Section 8.5. Aporoval of Reports. Upon the receipt by the Trustee of the Company's written approval of any report delivered pursuant to Section 8.4, or upon the expiration of three months after delivery of any such report to the Company, such report (as originally filed if no objection shall have been timely made by the Company, or as adjusted pursuant to agreement between the Company and the Trustee) shall be deemed to be final, except as to such matters, if any, specified by written objections theretofore delivered to the Trustee by the Company regarding which the Trustee has not yet given an explanation or made adjustments satisfactory to the Company, and the Trustee shall be released and discharged as to all matters set forth in such report (other than any unresolved matters set forth in such written objections) to the same extent as though such report has been settled and allowed by a decree of a court having competent jurisdiction regarding such report, the Trustee and the Company. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects, in which event the Company and the Trustee shall be the only necessary parties (although the Trustee may also join such other parties as it may deem appropriate).

                                  ARTICLE IX
              REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE


     Section 9.1. Removal. The Company, by resolution of its board of directors, may remove the Trustee at any time, such removal to take effect upon the effective date of the appointment of a successor Trustee as hereinafter provided by giving 30-days' prior written notice to the Trustee.

     Section 9.2. Resignation. The Trustee may resign by delivering to the Company a written resignation to take effect upon the effective date of the appointment of a successor Trustee as hereinafter provided.

     Section 9. 3. Appointment, Qualifications and Powers of Successor Trustee. The Company shall appoint as a successor Trustee, by resolution of its board of directors, a bank or trust company having the requisite corporate trust powers to act as the Trustee, provided such bank or trust company shall have capital stock and surplus at the time of such appointment of not less than $200,000,000. Each successor Trustee shall have all the rights, powers, title, discretion, obligations, duties and immunities given to, or acquired by, the original Trustee. The legal title to the assets of the Fund shall be and remain vested in the Trustee from time to time acting hereunder without any transfer or conveyance to, by or from any succeeding or retiring Trustee. No successor Trustee shall be liable for the acts or omissions of any prior
Trustee or be obligated to examine the accounts, acts or omissions of any prior Trustee. Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver the assets of the Trust Fund to such successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, taxes then or thereafter chargeable against the Trust Fund.

     Section 9.4. Changes in Organization of Corporate Trustee. In the event that any Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its corporate trust business to, another bank or trust company qualified to act hereunder, the bank or trust company resulting from such conversion, merger or consolidation, or to which such sale or transfer shall be made, shall thereupon become and be the Trustee hereunder with the same effect as though originally named herein.

                                  ARTICLE X

                           AMENDMENT OR TERMINATION

     Section 10.1. Authority to Amend or Terminate. The Company shall have the right at any time and from time to time to amend the Trust in any manner, in whole or in part, or to terminate the Trust; provided, however, that no such amendment shall change the duties or liabilities of the Trustee without its written consent; and provided further, that no amendment or termination shall be made which would in any manner diminish or otherwise adversely affect the rights or Beneficiaries or Claimants under Article V or provide for the distribution of the Fund to the Company under circumstances other than those described in Article V.

     Section 10.2 Method of Making Amendment. Each amendment of the Trust shall be made by delivery to the Trustee of a written instrument setting forth such amendment duly executed by the Company, together with a certified copy of a resolution of the Board of Directors of the Company authorizing the execution of such written instrument. Such written instrument (with the consent to the Trustee endorsed thereon, if its duties or liabilities are changed thereby) shall constitute the instrument of amendment.

     Section 10.3. Termination of Trust. Termination of the Trust shall occur when the Trustee shall cease to hold any assets hereunder.

                                  ARTICLE XI

                                MISCELLANEOUS

     Section 11.1. Protection of Persons Dealing with Trustee. No person, other than the Company, dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authority granted to it hereunder or to authorizations or directions herein required.

     Section 11.2. Tax Status of Trust. The Trust is intended to be a trust the assets of which are deemed to be owned for federal income tax purposes by the Company as grantor pursuant to subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. Until advised otherwise, the Trustee may conclusively assume that the Trust is not subject to federal income tax.

     Section 11.3. No Interest in Company Given by Trust. Neither the creation of the Trust nor anything contained in this Agreement shall be construed as giving any person or employee of the Company any equity or interest in any assets (other than the Fund), business or affairs of the Company or any right to continue in the employ of the Company.

     Section 11.4. Gender and Plurals. Words in the masculine gender shall include the feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

     Section 11.5. Governing Law. This Agreement and the Trust shall be governed by, and construed in accordance with, the internal laws (as opposed to conflict of law provisions) of the State of Illinois.

                                 ARTICLE XII

                                  EXECUTION

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Trustee, to evidence the establishment of the Trust, have each caused the Trust to be signed and their respective corporate seals hereto affixed by their authorized officers, all on this 22nd day of December 1997.

                                 CLARCOR INC.

                                 By /s/ Bruce A. Klein
                                    ---------------------------
                                 Title V.P. - Finance & CFO
                                      -------------------------

ATTEST:
/s/ Marcia S. Blaylock
--------------------------
Title V.P.- Secretary
     ---------------------

                                 AMCORE Investment Group, N.A.

                                 By /s/ Thomas H. Scoville
                                    ---------------------------
                                 Title V.P. & Trust Officer
                                      -------------------------

ATTEST:
/s/ Mary D. Baer
--------------------------
Title V.P. & Trust Officer
     ---------------------